                    RESOURCE BANCSHARES MORTGAGE GROUP, INC.
                   OUTSIDE DIRECTOR DEFERRED COMPENSATION PLAN
                               2000 ELECTION FORM


NAME:                                     SOCIAL SECURITY NO:
     ____________________________________                    ___________________

COMPLETE SECTIONS A, B, C AND D OF THIS FORM. IN ORDER TO BE EFFECTIVE, YOU MUST SUBMIT YOUR COMPLETED FORM BY JUNE 30, 2000.

A.       DEFERRED COMPENSATION

         TO COMPLETE THIS SECTION, INDICATE THE TOTAL AMOUNT THAT YOU WANT TO DEFER FROM THE AMOUNTS OTHERWISE PAYABLE TO YOU IN 2000.

         I elect to defer the following amounts otherwise payable to me in 2000 (select all that apply):

         1. $ _________________ of the retainer payable to me for the last two quarters of 2000.

         2. All of the retainer payable to me for the last two quarters of 2000.

         3. $ _________________ of the meeting fees payable to me for the last two quarters of 2000.

         4. All of the meeting fees payable to me for the last two quarters of 2000.

         5. $_________________ of the tax gross-up bonus payable to me in 2000 under the Outside Director Life Insurance Program.

         6. All of the tax gross-up bonus payable to me in 2000 under the Outside Director Life Insurance Program.

B.       INVESTMENT ELECTION

         TO COMPLETE THIS SECTION, INDICATE THE PERCENTAGE OF THE TOTAL AMOUNT YOU ELECTED TO DEFER THAT YOU WANT TO INVEST IN THE EQUITY INDEX ACCOUNT OR FIXED ACCOUNT.

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

         I ELECT TO ALLOCATE MY DEFERRAL AMOUNTS AS FOLLOWS (USE INCREMENTS OF 25% AND THE TOTAL MUST EQUAL 100%).

         _______% EQUITY INDEX ACCOUNT

         _______% FIXED ACCOUNT

C.       FORM OF PAYMENT AND TIMING FOR DEFERRALS

         COMPLETE PART 1 OF THIS SECTION TO INDICATE WHETHER YOU WANT TO RECEIVE YOUR DEFERRAL PAYMENT IN A LUMP SUM OR ANNUAL INSTALLMENTS, AND COMPLETE PART 2 OF THIS SECTION TO INDICATE WHEN YOU WOULD LIKE TO RECEIVE YOUR DEFERRED COMPENSATION DISTRIBUTION.

         1.       FORM OF DISTRIBUTION

                  INDICATE THE FORM OF DISTRIBUTION FOR YOUR DEFERRED COMPENSATION. YOU CAN ELECT TO RECEIVE PAYMENT IN A LUMP SUM OR IN UP TO 10 ANNUAL INSTALLMENTS.

                  I ELECT TO RECEIVE PAYMENT OF MY DEFERRED COMPENSATION AS FOLLOWS (SELECT A OR B):

                  A.  [ ] IN A LUMP SUM.

                  B.  [ ] IN _________ (SPECIFY NUMBER NOT EXCEEDING 10)
                          ANNUAL INSTALLMENTS.

         2.       TIMING OF DISTRIBUTION

                  INDICATE WHETHER YOU WANT TO RECEIVE YOUR FIRST INSTALLMENT (OR YOUR ENTIRE AMOUNT, IF YOU ELECT TO RECEIVE PAYMENT IN A LUMP SUM) OF YOUR DEFERRED COMPENSATION IN A SPECIFIC YEAR OR IN THE YEAR FOLLOWING TERMINATION OF YOUR BOARD SERVICE. NOTWITHSTANDING AN ELECTION TO THE CONTRARY, IF YOU ELECT TO RECEIVE PAYMENT IN A SPECIFIC YEAR AND TERMINATE BOARD SERVICE BEFORE THAT YEAR, YOU WILL RECEIVE PAYMENT OF YOUR ACCOUNT AS IF YOU HAD ELECTED TO RECEIVE PAYMENT AT TERMINATION OF SERVICE.

                  I ELECT TO RECEIVE THE FIRST INSTALLMENT (OR MY ENTIRE ACCOUNT, IF I ELECT A LUMP SUM) OF MY DEFERRED COMPENSATION (SELECT A OR B):

                  A   [ ] IN A SPECIFIC YEAR ______________ (SPECIFY YEAR).
                  B.  [ ] FOLLOWING MY TERMINATION OF SERVICE ON THE BOARD OF
                          DIRECTORS.


JUNE 2000                           PAGE 2 OF 4

D.       DEATH BENEFITS

         IN THIS SECTION, DESIGNATE A BENEFICIARY TO RECEIVE ANY DEATH BENEFITS PAYABLE FROM YOUR DEFERRED COMPENSATION ACCOUNT.

         If I die prior to the receipt of all payments to which I am entitled under the Plan, payments shall be made to (select one):

         a.       My estate
         b. The following beneficiary or beneficiaries (if multiple beneficiaries, indicate percentage interest for each):

                  Primary beneficiary(ies): ____________________________________

                  ______________________________________________________________

                  ______________________________________________________________

                  Contingent beneficiary(ies): _________________________________

                  ______________________________________________________________

                  ______________________________________________________________


         My account balance shall be paid to my beneficiary (select one):

         a.       In a lump sum

         b. In _____________ (specify number not exceeding 10) annual installments

         Notwithstanding the above, if my death occurs after I have begun receiving payments with respect to amounts deferred during a Cycle, the amount remaining for that Cycle shall continue to be paid in accordance with my payment election, subject to the beneficiary's ability to request a lump sum distribution.

         If I fail to designate a beneficiary as provided above, or if my beneficiary designation is revoked by divorce or otherwise without execution of a new designation, or if all my designated beneficiaries predecease me, then the distribution of such benefits shall be made to my estate in a lump sum. If a designated beneficiary survives me but dies before receiving a complete distribution of my benefits, the remaining account balance shall be paid to the estate of such beneficiary in a lump sum.

         I reserve the right to change this designation of beneficiary at any time by completing a Beneficiary Designation Form. The filing of a new Beneficiary Designation Form for a Cycle will cancel all previously filed beneficiary designations relating to such Cycle.


June 2000                           Page 3 of 4

E.       ACKNOWLEDGMENT

         SIGN AND DATE IN THIS SECTION.

         I agree to be bound by the terms and conditions of the Plan and agree that such terms and conditions shall be binding upon my beneficiaries and personal representatives. I further acknowledge that the receipt of this election form is not intended to indicate the amount of incentive compensation that I will receive, or that an award will be made.

         I further acknowledge that any deferred compensation that I allocate to the Equity Index Account can increase or decrease in value.



-------------------------------------------           -----------------------
Signature of Employee                                 Date


                    MAIL COMPLETED FORM BY JUNE 30, 2000 TO:

                             THE AYCO COMPANY, L.P.
                           MANAGEMENT BENEFIT SERVICES
                                      MS020
                                 P. O. BOX 8009
                           CLIFTON PARK, NY 12065-8009
                                  800-342-2779


JUNE 2000                           PAGE 4 OF 4

                    RESOURCE BANCSHARES MORTGAGE GROUP, INC.
                   OUTSIDE DIRECTOR DEFERRED COMPENSATION PLAN

                                     SUMMARY

RBMG adopted the Outside Director Deferred Compensation Plan (the "Plan") to allow directors who are not employees of RBMG the opportunity to defer cash compensation otherwise payable to them currently. Amounts deferred will not be subject to tax until paid out. The features of the Plan are reviewed in this summary.

- ELIGIBILITY. All directors who are not employees of RBMG are eligible to participate in the Plan.

- AMOUNTS THAT CAN BE DEFERRED. A director can elect to defer all or a portion of the cash compensation payable to him or her. This includes the cash retainer, meeting fees, and any tax gross-up bonus payable to the director under the Outside Director Life Insurance Program.

- ELECTION TO DEFER. The initial election to defer will apply to any retainer and meeting fee amounts for the last two quarters of the year 2000, as well as any Outside Director Life Insurance program tax gross-up bonus payable for 2000. An election to defer any amounts payable in each future year will be made by the end of the prior year.

- PAYMENT OF DEFERRED AMOUNTS. A director will elect the time of payment for deferred amounts when the deferral election is made. Payment will be made at the earlier of the specific year elected by the director or when the director terminates board service. A director can elect to receive payment in a single sum or in up to 10 annual installments.

- INVESTMENT OF DEFERRED AMOUNTS. A participant can elect to invest any deferred amounts in one or both of two investment funds. The choices are as follows:

         - THE EQUITY INDEX ACCOUNT provides a rate of return assuming the deferred amount is invested in the AGSPC Stock Index Fund available in the Platinum Investor variable life insurance policies issued by American General Life Insurance Company. This fund attempts to duplicate the performance of the S&P 500 Index. Since this is a stock investment fund, amounts allocated to this investment can realize gains or losses. Also, although the fund attempts to duplicate the performance of the S&P 500 Index, there can be no assurance that the objective will be achieved. Recent performance of the AGSPC Stock Index Fund is as follows (past returns are not an assurance of possible future performance):


JUNE 2000                              -1-

                  YTD 04/30/00        1999        1998        1997
                  ------------      --------    --------    --------
                     (0.9)%           13.6%       28.4%       33.1%

         - THE FIXED ACCOUNT provides a rate of return assuming the deferred amount is invested in the AGL Declared Fixed Interest Account available in the Platinum Investor variable life insurance policies issued by American General Life Insurance Company. The rate payable is a rate declared by American General based on its investment performance in its general investment account. This investment option provides for a fixed rate of return with no principal risk (other than the principal risk associated with being a general creditor of RBMG with respect to deferred amounts and earnings). The fixed rate has been as follows in recent years (past rates are not an assurance or representation of possible future rates):

                      January 1, 1998 - September 30, 1998              5.85%
                      October 1, 1998 - September 23, 1999              5.60%
                      September 24, 1999 - December 31, 1999            6.10%
                      January 1, 2000 - Present                         6.35%

         Deferred amounts can be invested in one fund, or can be allocated between the funds in 25% increments. Investment elections can be changed once each year as to prior deferred amounts.

         It is important to note that a participant's deferred amounts are not actually invested in the funds. Rather, the return on the deferred amounts is determined as if the amounts were hypothetically invested in the funds. Even if RBMG decides to invest in the actual funds to informally fund its obligations to directors who defer amounts under the Plan, any such funds belong to and are general assets of RBMG, and neither a participating director nor his or her beneficiaries will have any interest in such funds or any other assets of RBMG as a result of deferring amounts under the Plan, except as a general creditor of RBMG.

   - ACCESS TO FUNDS. An election to defer is irrevocable. However, a director can request access to funds before the elected payment time if he or she has a severe financial hardship. Also, a director can access his or her entire account at any time subject to a 10% penalty and a one year exclusion from participating in the plan.

   - PAYMENT AT DEATH. If a director has an account balance in the Plan at the time of his or her death, the balance will be paid to the director's designated beneficiary. Payment to a beneficiary can be in a single sum or installments, as elected by the director. However, if a director has already begun to receive installment payments, payments will continue for the remaining number of installments.


JUNE 2000                              -2-

- INFORMAL FUNDING OF PLAN. RBMG intends to purchase variable life insurance policies on some or all of the participants, and to invest the policy cash values to attempt to duplicate the returns achieved by the participants based on their investment elections for deferred amounts, as a means of informally funding the Plan obligations. Any such policies and cash values are the property of and part of the general assets of RBMG, and neither the directors nor their beneficiaries will have any interest in such policies or funds or any other assets of RBMG as a result of participating in the Plan.

- GENERAL CREDITOR STATUS. A director's status with regard to deferred amounts and any earnings thereon is as a general unsecured creditor of RBMG, and neither a director nor his or her beneficiaries will have any rights to any specific assets of RBMG (including any assets acquired or identified by RBMG to informally fund RBMG's liabilities under the
         Plan) as a result of participating in the Plan.

- ENROLLMENT. To enroll in the Plan, a director must return a 2000 Enrollment Form to our Plan Administrator, The Ayco Company, L.P., by June 30. An addressed envelope is included with this form. For the year 2000, a participant can elect to defer any retainer or meeting fee amounts payable for the last two quarters of 2000, as well as any tax gross-up bonus payable under the Outside Director Life Insurance program for 2000. In enrolling in the Plan, a director consents to allow RBMG to acquire life insurance on his or her life as informal funding for its liabilities under the Plan, and to provide any necessary information and submit to any medical tests in order to allow RBMG to secure the coverage. (It is expected that most or all directors who enroll in the Outside Director Life Insurance Plan can qualify for any coverage secured by RBMG under this Plan without any additional medical requirements.)

QUESTIONS ABOUT THE PROGRAM CAN BE DIRECTED TO GARY HIND OR PATRICK JOYNT AT AYCO, WHO CAN BE REACHED BETWEEN 9:00 AM AND 4:00 PM EASTERN TIME AT 800-342-2779.


JUNE 2000                              -3-